EXHIBIT 3.2

                                 BYLAWS OF CCBI

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                                     BYLAWS
                                       of
                        CITIZENS COMMUNITY BANCORP, INC.

                       Article I. Meeting of Shareholders

         Section 1. Annual Meeting. Unless otherwise determined by the Board of Directors, the annual meeting of the shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Citizens Community
Bancorp, Inc. ("Corporation"), at 2:00 p.m., on the 3rd Tuesday of April following the close of each fiscal year, if such day is not a legal holiday. If such day is a legal holiday, the annual meeting will be held on the first following day that is not a legal holiday or on such date and at such time chosen by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the corporation.


         Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the President of the Corporation, or by shareholders holding twenty (20%) percent of the outstanding shares of the Corporation.

         Section 3. Place Of Meeting. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

         Section 4. Notice Of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President and Chief Executive Officer, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Waiver of Notice of Meeting of Shareholders. Any notice required to be given to any shareholder of the Corporation by law or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws may be waived by a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objectives, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or conveyed.


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         Section 6. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

         Section 7. Closing Of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment or any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 8. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with their address and the number, class and series of shares, if any, held by each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time

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during normal business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned on the demand of any stockholder in person or by proxy until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         Section 9. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 10. Voting Of Shares. The holders of common stock shall possess and exercise exclusive voting rights. Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Treasury shares, shares of this Corporation's own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's own stock held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At the election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Shares entitled to vote standing in the name of another corporations, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate shareholder. In the absence of any such designation,

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or in  case  of  conflicting  designation  by the  corporate  shareholders,  the
Chairman of the Board, President, any Vice President, Secretary and Treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares entitled to vote held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares entitled to vote standing in the name of a trustee may be voted by him, either in person or by proxy, but a trustee shall not be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares entitled to vote standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder otherwise entitled to vote whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

         Shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares if on or after the date on which written notice or redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates.

         Section 11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or the express consent or dissent without a meeting or his duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of six (6) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise require a majority of them to be present at the meeting, or if only one is present then that one may exercise all the powers

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conferred  by the proxy;  but if the proxy  holders  present at the  meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         Any proxy holder may appoint in writing a substitute to act in his place, if expressly provided for in the proxy.

         Section 12. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, for a period not to exceed five (5) years. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates have been deposited with the Corporation, the Corporation is to treat the shareholders of record as entitled to vote the shares standing in their names.

         A transferee of shares of this Corporation shall be bound by any such shareholder's agreement if he takes the shares subject to such agreement with notice thereof.

         Section 13. Shareholders' Agreements. Two or more shareholders of this Corporation may enter into an agreement if in writing and signed by the parties thereof, providing for the exercise of voting rights in the manner provided in the Agreement, or as they may agree, or as determined in accordance with procedures agreed upon by them. Nothing therein shall impair the right of the Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         A transferee of shares of this Corporation shall be bound by any such shareholder's Agreement if he takes the shares subject to such Agreement with notice thereof.

         Section 14. Shareholder Proposals and New Business. To be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders, a shareholder proposal must be received by the Corporate Secretary of the Corporation by no later than one hundred twenty (120) calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting, except if no annual meeting was held in the previous year, such proposal must be received by the Corporation at a reasonable time before a solicitation for the upcoming annual meeting of shareholders is made.

         A shareholder may place on the agenda certain new business to be considered at an annual meeting, including the nominations for directors, provided the shareholder has given proper written notice to the Corporate Secretary of not less than ten business days before the time originally fixed for such meeting.



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                             Article II. Directors.

         Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of this Corporation shall be managed under the direction of the Board of Directors.

         Section 2. Qualification. The directors are required to be shareholders of this Corporation.

         Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

         Section 4. Duties Of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonable believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.


         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (a). One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; or

         (b). Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

         (c). A committee or the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Corporation.



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         Section 5. Presumption Of Assent. A director of the Corporation, who is present at a meeting of its Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 6. Number. The business and affairs of the Corporation shall be managed under the direction of the Board numbering not less than three (3) members nor more than fifteen (15) members. The number of directors may be increased or decreased form time to time by action of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director. If the number of directors is changed, any increase or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

         Section 7. Election and Term. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term of the initial directors of the Corporation expires at the first shareholders' meeting at which directors are elected. The terms of subsequent directors shall expire in accordance with the expiration of their Class.

         Section 8.   Director Committees.

                 (a) The board of Directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have three or more members, who shall serve at the pleasure of the board of directors.

                 (b) The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.

                 (c) Each committee shall exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, no committee may:

                           (i)      authorize distributions including dividends;

                           (ii) approve or propose to shareholders any action that the Florida Business Corporation Act requires to be approved by shareholders;

                           (iii) fill vacancies on the board of directors or on any of its committees;

                           (iv)     adopt, amend, or repeal bylaws;

                           (v) approve a plan of merger not requiring shareholder approval;


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                           (vi)     authorize  or approve any  reacquisition  of
                                    shares; or

                           (vii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares.

         Section 9. Executive Committee. The board of directors by resolution adopted by a majority of the full board, may designate five or more of its members to constitute an executive committee and designate one of whom shall be chairman. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

                 (a) The executive committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by these bylaws.

                 (b) Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation or until his successor is designated, elected and qualified.

                 (c) Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

                 (d) Four members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

                 (e) Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

                 (f)       Telephonic Meetings

                 (g) Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the

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executive  committee at any time by giving  written  notice to the  president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 (h) The executive committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the director's meeting held next after the proceedings have been taken.

         Section 10. Alternate Committees Members. The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any committee, who may act in the place and instead of any absent member or members at any meeting of such committee.

         Section 11. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 12.   Removal Of Directors.   Directors may be removed for:

         (a). Any reason at a meeting of stockholders, noticed and called expressly for that purpose, by a vote of the holders of not less than 60% of the shares then entitled to vote at an election of directors; or

         (b). "Cause", by a vote of not less than 60% of the Disinterested Directors entitled to vote, at a meeting noticed and called expressly for that purpose. The term "cause" is defined to mean a director's participation or other involvement in activities which, in the opinion of the Board of Directors, would pose a threat to the interests of the Association's depositors or may threaten to impair the public's confidence in the Association. A "Disinterested Director" is defined to be a director who is not the subject of the removal action.

         Section 13. Director Quorum and Voting. A majority of the number of directors, fixed by these Bylaws, shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

         Section 14. Director Conflicts Of Interest. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting or the Board of Directors of a

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committee  thereof  which  authorized,  approves or ratifiers  such  contract or transaction or because his or their votes are counted for such purpose, if:

         (a). The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent; or

         (b). The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c). The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board, a committee, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 14. Time, Notice, and Call of Directors' Meetings. Regular meetings of the Board of Directors, if held, shall be held without notice at such stated time as the Chairman of the Board, the President and Chief Executive Officer of the Corporation, or any two directors shall direct.

         Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President and Chief Executive Officer of the Corporation, or by any two directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 15. Waiver Of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Section 16. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to

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the directors who were not present at the time of the  adjournment  and,  unless the time and place of the adjoined meeting are announced at the time of the adjournment, to the other directors.

         Section 17. Participation by Conference Telephone. Members of the Board of Directors of any committee thereof may participate in a meeting of such Board or Committee by way of a conference telephone or similar communicating equipment, provided all the participants at the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

         Section 18. Action Without a Meeting. Any action required by law to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be take, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or the committee. Such consent shall have the same effect as a unanimous vote.

                              Article III. Officers

         Section 1. Officers, Election and Terms Of Office. The Principal officers of this Corporation shall consist of a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and (at the discretion of the Board of Directors) a Chairman of the Board, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this Corporation; and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it my deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, President, Vice President, Secretary or Treasurer shall not affect the existence of the Corporation.

         Section 2. Removal Of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby.

         Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.


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         Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         Section 4. Chairman Of the Board. At its discretion, the Board of Directors may elect one of its members to serve as Chairman of the Board. The Chairman of the Board shall coordinate and supervise the activities of all other officers of the Corporation. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever he deems it necessary to do so or whenever the requisite number of the members of the Board of Directors shall request him in writing to do so. He or she shall preside at all meetings of the shareholders and the Board of Directors and shall generally perform such other duties as are delegated to him by the Board of Directors.

         Section 5. President and Chief Executive Officer. Except as otherwise provided in these Bylaws, the President and Chief Executive Officer, subject to the directions of and limitations imposed by the Board of Directors, shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President and Chief Executive Officer of the Corporation. He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President and Chief Executive Officer, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject to the control of the Board of Directors. He or she shall, at each annual meeting, present a report of the business and affairs of the Corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge, which the interest of the Corporation may require to be brought to the notice of the directors.

         The President and Chief Executive Officer, after consultation with the Board of Directors, shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be selected by the Board, as he may find necessary to transact the business of the Corporation, and shall have the right, after consultation with the Board to fix the compensation thereof.

         Section 6. Vice President. The Corporation may have one or more Vice Presidents. Each Vice President shall have the powers and perform such duties as may be delegated to him or her by the Board of Directors, or in the absence or such action by the Board, then by the Chairman of the Board or by the President and Chief Executive Officer. In case of the death, absence, or inability of the President and Chief Executive Officer to act, except as may be expressly limited by action of the Board of Directors, the Board of Directors shall designate a Vice President and Chief Executive Officer following such death of the President and Chief Executive Officer or during the absence or inability of the President and Chief Executive Officer to act; and, in such case, concurrently with the President and Chief Executive Officer, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation in its behalf

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



which the President and Chief Executive Officer is authorized to do, but subject to the control and authority at all times of the Board of Directors.

         Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. He or she shall attend to the giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in the charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He or she shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The
Treasurer shall sign with the President and Chief Executive Officer all certificates of stock as the Treasurer of this Corporation and the Secretary shall affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President and Chief Executive Officer in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary he shall affix the seal of the Corporation thereto. Under the direction of the Chief Executive Officer, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and he shall perform such other duties as may be prescribed by the Board of Directors or the President and Chief Executive Officer.

         Section 8. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as may be directed by the Board of Directors. He or she shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipt given therefor, and all other financial transactions of the Corporation. The Treasurer shall have general charge of all financial books vouchers and papers belonging to the Corporation or pertaining to its business. He or she shall render an account of the Corporation's funds at the first meeting of the Board of Directors immediately following the annual meeting of shareholders of this Corporation and at such other meetings as he or she may be requested, and he or she shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as to the Treasurer may seem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he or she may be directed or required by the Board of Directors, the Chairman of the Board or the President.

                              Article IV. Dividends

         The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or contrary to any provision in the Florida Statutes, subject to the following provisions:

         (a). Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         (b). Dividends may be declared and paid in the Corporation's own treasury shares.

         (c). Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

                 (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

                 (2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         (d). No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

         (e). A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a share dividend within the meaning of this section.

                          Article V. Stock Certificates

         Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President and Chief Executive Officer and the Treasurer and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the President and Chief Executive Officer and the Treasurer may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer, who signed or whose facsimile signature has been placed upon such certificate, is removed from or leaves office, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize the restrictions upon the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents.

         Section 3. Transfer Of Stock. Transfers of stock shall be made only on the books of the Corporation upon surrender of the original certificate of stock (as between the holder and the Corporation) by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by the shareholder and filed with the Secretary with written direction for the transfer, and the payment of a $10.00 transfer fee and shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against the Corporation until it has been effected and registered upon the Corporation's books in the manner herein provided.

         On the transfer of any shares, each certificate shall be receipted for and such receipt shall be attached to the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered or certified mail, such delivery shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the Corporation shall be cancelled by the Secretary and affixed in their original places in the certificate book, and no new certificates shall be issued until the certificate for which it is exchanged has been cancelled and returned to its original place in said book, except as provided in Section 4 of this article pertaining to lost or destroyed certificates.

         If any holder of any stock of the Corporation has entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five (5) days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

         Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation to that fact and affirm that he or she is the owner and holder thereof, give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, which shall be at least equal to the book value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding; whereupon the President and the Treasurer may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

                          Article VI. Books and Records

         Section 1. Books and Records. This Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees.

         This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. A shareholder of the Corporation is entitled to inspect and extract during regular business hours, at the Corporation's principal office, any of the corporate records described in
Section 607.160, Florida Statutes, if the shareholder gives written notice of his or her demand at least five (5) business days before the date of inspection. The written demand must state the purpose of the request. The Corporation may impose a reasonable charge to cover the costs of labor and material for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

         Section 3. Financial Information. No later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of its operations during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                Article VII. Seal

         The seal of this Corporation shall be circular and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed or an impression or other type seal.


                        Article VIII. Amendment of Bylaws

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted, by the Board of Directors.

                             CERTIFICATE OF ADOPTION

         I hereby certify that the foregoing Bylaws were duly adopted pursuant to action taken by the Board of Directors dated the 30th day of May, 1995.




                                          /s/  Stephen A. McLaughlin
                                               Stephen A. McLaughlin
                                               Corporate Secretary


Article II Directors - amended May 20, 1996

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